EXHIBIT 10.1

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

FOURTH AMENDMENT TO DRUG DISCOVERY COLLABORATION AGREEMENT

THIS AMENDMENT NO. 4 (“Fourth Amendment”), effective as of July 25, 2008 (“Amendment Date”), is entered into by and between Genentech, Inc., a Delaware corporation, having a principal place of business at 1 DNA Way, South San Francisco, California 94080 (“Genentech”) and Array BioPharma Inc., a Delaware corporation, having a principal place of business at 3200 Walnut Street, Boulder, Colorado 80301 (“Array”), (collectively, the “Parties” or individually, a “Party”).

WHEREAS, Genentech and Array entered into a Drug Discovery Collaboration Agreement, effective as of December 22, 2003, which was subsequently modified by a Letter Agreement, dated October 11, 2004, and amended by a First Amendment, dated May 20, 2005, a Second Amendment, dated October 1, 2005 and a Third Amendment, dated April 2, 2007 (collectively, the “Agreement”).

WHEREAS, the Parties desire to amend the Agreement as set forth below.

NOW, THEREFORE, the Parties agree as follows:

1.             This Fourth Amendment hereby amends and revises the Agreement to incorporate the terms and conditions set forth in this Fourth Amendment.  The relationship of the Parties shall continue to be governed by the terms of the Agreement, as amended.

2.                                       All capitalized terms used in this Fourth Amendment shall have the meanings defined in the Agreement unless otherwise defined herein.

3.                                       Section 1.55 of the Agreement is hereby amended and replaced in its entirety as follows:

“    1.55          “Research Term” means the period commencing on January 30, 2004 (the date that the Research Plan was Approved by the JRC) and ending on the first to occur of (a) termination of this Agreement by either Party under Article 10; or (b) [ * ].”

4.                                       As of the Amendment Date, there are four (4) Collaboration Targets ([ * ], [ * ], [ * ] and [ * ]) and Array is currently devoting, and Genentech is paying for, [ * ] to perform activities under the Research Plan.  Notwithstanding anything to the contrary in the Agreement:

(a)          as of the Amendment Date, all [ * ] shall be allocated as determined by the JRC;

(b)         as of September 1, 2008, the number of [ * ] shall hereby be reduced by [ * ] (i.e., for a total of [ * ]; and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)          at any time(s) during the Research Term, Genentechshall have the right to further reduce the number of [ * ], upon three (3) months written notice to Array, provided that no such reduction(s) shall (i) be effective prior to [ * ]; (ii) result in fewer than     [ * ] during the period from [ * ] through [ * ]; or (ii) result in fewer than [ * ] during the period from [ * ] through the remainder of the Research Term.

5.                                       This Fourth Amendment and the Agreement constitute the entire agreement between the Parties in connection with the subject matter of this Fourth Amendment.  The Agreement, as herein amended, is and remains in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Fourth Amendment to be executed by their respective duly authorized representatives as set forth below.

GENENTECH, INC.		ARRAY BIOPHARMA INC.

By:	/s/ David Ebersman	By:	/s/ John R. Moore

Name:	David Ebersman	Name:	John R. Moore

Title:	EVP and CFO	Title:	General Counsel